Exhibit 10




                                            February 11, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


         Re:      Exhibit 10, Form N-1A
                  Calvert Tax-Free Reserves
                  File numbers 2-69565 and 811-3101


Ladies and Gentlemen:


         As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-Effective Amendment No. 44 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to Calvert Tax-Free Reserves (the "Trust"), including its Declaration of Trust, its By-Laws, other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion.

         I therefore consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's
Post-Effective Amendment No. 44 to its Registration Statement.

                                            Sincerely,

                                            /s/

                                            Katherine Stoner
                                            Associate General Counsel